                                                                       EXHIBIT 2

================================================================================





                          AGREEMENT AND PLAN OF MERGER

                                  DATED AS OF

                                April 14, 1999,

                                     AMONG

                             ALLIANCE IMAGING, INC.

                                      AND

                           THREE RIVERS HOLDING CORP.





================================================================================

                               TABLE OF CONTENTS

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                                                                                                 Page


Article I GENERAL..................................................................................1
1.1  The Merger....................................................................................1
---  ----------
1.2  Effective Time of the Merger..................................................................1
---  ---------------------------
1.3  Effect of the Merger..........................................................................1
---  --------------------
1.4  Charter, By-Laws, Officers and Directors of Surviving Corporation.............................2
---  -----------------------------------------------------------------
1.5  Taking of Necessary Action....................................................................2
---  --------------------------
1.6  Tax Free Reorganization.......................................................................2
---  -----------------------
1.7  Closing.......................................................................................2
---  -------

Article II EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES.................................................3
2.1  Consideration; Effect on Capital Stock........................................................3
---  --------------------------------------
2.2  Exchange of Certificates......................................................................3
---  ------------------------
2.3  Target Options................................................................................4
---  --------------

Article III REPRESENTATIONS AND WARRANTIES.........................................................5
3.1  Representations and Warranties of Target......................................................5
---  ----------------------------------------
3.2  Representations and Warranties of Parent.....................................................16
---  ----------------------------------------

Article IV CONDUCT AND TRANSACTIONS PRIOR  TO EFFECTIVE TIME;
ADDITIONAL AGREEMENTS.............................................................................19
4.1  Access to Records and Properties; Confidentiality............................................19
---  -------------------------------------------------
4.2  Target Conduct...............................................................................20
---  --------------
4.3  Parent Conduct...............................................................................21
---  --------------
4.4  Dissenting Stockholders......................................................................22
---  -----------------------
4.5  Advice of Changes............................................................................22
---  -----------------
4.6  Financial Information Update.................................................................22
---  ----------------------------
4.7  Acquisition Sub..............................................................................22
---  ---------------
4.8  Legal Conditions to Merger...................................................................23
---  --------------------------
4.9  Consents.....................................................................................23
---  --------
4.10 Efforts to Consummate........................................................................23
---  ---------------------
4.11 Notice of Prospective Breach.................................................................23
---  ----------------------------
4.12 Public Announcements.........................................................................23
---  --------------------

Article V CONDITIONS PRECEDENT....................................................................24
5.1  Conditions to Each Party's Obligations.......................................................24
---  --------------------------------------
5.2  Conditions to Obligations of Parent and Acquisition Sub......................................24
---  -------------------------------------------------------
5.3  Conditions to Obligations of Target..........................................................25
---  -----------------------------------

Article VI TERMINATION............................................................................26
6.1  Termination..................................................................................26
---  -----------
6.2  Effect of Termination........................................................................26
---  ---------------------

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
Article VII MISCELLANEOUS.........................................................................27
7.1  Expenses.....................................................................................27
---  --------
7.2  Survival.....................................................................................27
---  --------
7.3  Entire Agreement.............................................................................27
---  ----------------
7.4  Descriptive Headings.........................................................................27
---  --------------------
7.5  Notices......................................................................................27
---  -------
7.6  Counterparts.................................................................................28
---  ------------
7.7  Governing Law................................................................................28
---  -------------
7.8  Benefits of Agreement........................................................................29
---  ---------------------
7.9  Pronouns.....................................................................................29
---  --------
7.10 Amendment, Modification and Waiver...........................................................29
---  ----------------------------------
7.11 Covenants and Representations and Warranties.................................................29
---  --------------------------------------------



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


                                      AGREEMENT AND PLAN OF MERGER dated as of
                              April 14, 1999, among ALLIANCE IMAGING, INC., a Delaware corporation ("Parent") and THREE RIVERS
                                                     ------
                              HOLDING CORP., a Delaware corporation (the
                              "Target").
                               ------

          The Boards of Directors of Parent and Target have each duly approved and adopted this Agreement and Plan of Merger (this "Agreement"), and the
                                                     ---------
proposed merger of Acquisition Sub (as hereinafter defined) with and into Target (the "Merger") in accordance with this Agreement and the Delaware General
      ------
Corporation Law (the "Delaware Statute"), whereby, among other things, the
                      ----------------
issued and outstanding shares of common stock, $.01 par value, of Target (the "Target Common Stock") (other than shares held by Dissenting Stockholders), will
--------------------
be exchanged and converted into the right to receive shares of common stock, $.01 par value, of Parent (the "Parent Common Stock") in the manner set forth in
                                -------------------
Article II hereof upon the terms and subject to the conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and the representations, warranties, covenants, agreements, conditions and promises contained herein and therein, the parties hereby agree as follows:

                                    ARTICLE I


                                     GENERAL

1.1  The Merger
     ----------

     In accordance with, and subject to, the provisions of this Agreement and the Delaware Statute, Acquisition Sub shall be merged with and into Target, and Target after the Effective Time, shall be and is hereinafter sometimes referred to as the "Surviving Corporation." Acquisition Sub and Target are hereinafter
           ---------------------
sometimes collectively referred to as the "Constituent Corporations."
                                           ------------------------

1.2  Effective Time of the Merger.
     ----------------------------

     The Merger shall become effective upon the filing on the Closing Date by the Surviving Corporation of a certificate of merger in appropriate form (the "Certificate of Merger") with the Secretary of State of the State of Delaware.
----------------------
The Certificate of Merger shall be executed and delivered in the manner provided under the Delaware Statute. The time when the Merger shall become effective is referred to herein as the "Effective Time."
                           --------------

1.3  Effect of the Merger.
     --------------------

          Except as specifically set forth herein or in the Certificate of Merger, at the Effective Time, the identity, existence, corporate organization, purposes, powers, objects, franchises, privileges, rights, immunities, restrictions, debts, liabilities and duties (collectively, the "Corporate
                                                                ---------
Rights") of Target shall continue in effect and be unimpaired by the Merger, and the Corporate Rights of Acquisition Sub shall be merged with and into Target.
At the Effective

Time, the separate existence and corporate organization of Acquisition Sub shall cease, and Acquisition Sub shall be merged with and into the Surviving Corporation.

1.4  Charter, By-Laws, Officers and Directors of Surviving Corporation.
     -----------------------------------------------------------------

     From and after the Effective Time, (a) the certificate of incorporation and bylaws of Target shall be the certificate of incorporation and bylaws of the Surviving Corporation (the "Surviving Corporation Charter" and the "Surviving
                            -----------------------------           ---------
Corporation Bylaws", respectively), in each case, unless and until altered,
------------------
amended or repealed as provided in the Delaware Statute, the Surviving Corporation Charter or the Surviving Corporation By-laws and (b) the officers and directors of Acquisition Sub immediately prior to the Effective Time shall become the officers and directors of the Surviving Corporation, respectively, unless and until removed or until their respective terms of office shall have expired in accordance with the Delaware Statute, the Surviving Corporation Charter or the Surviving Corporation By-Laws, as applicable.

1.5  Taking of Necessary Action.
     --------------------------

     Prior to the Effective Time, the parties hereto shall do or cause to be done all such acts and things as may be necessary or appropriate in order to effectuate the Merger as expeditiously as reasonably practicable in accordance with this Agreement and the Delaware Statute.

1.6  Tax Free Reorganization.
     -----------------------

      (a) For Federal income tax purposes, the parties intend that the Merger be treated as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), by reason of
                                                       ----
Section 368(a)(2)(E) of the Code. The parties shall not take a position on any tax return inconsistent with this Section 1.6.

      (b) None of the parties hereto shall take any action or fail to take any action that would prevent the Merger from qualifying as a tax-free reorganization under Section 368(a)(1)(A) of the Code, either before or after the consummation of the Merger.

1.7  Closing.
     -------

     Unless this Agreement shall have been terminated and the transactions contemplated by this Agreement abandoned pursuant to the provisions of Article VI, and subject to the provisions of Article V, the closing of the Merger (the "Closing") will take place at 10:00 a.m. (New York time) on a date (the "Closing
--------                                                                 -------
Date") to be mutually agreed upon by the parties, which date shall be not later
----
than the third Business Day after all the conditions set forth in Article V shall have been satisfied (or waived in accordance with Section 7.10, to the extent the same may be waived), unless another date is agreed to in writing by the parties. The Closing shall take place at the offices of O'Sullivan Graev & Karabell, LLP, 30 Rockefeller Plaza, New York, New York 10112, unless another place is agreed to in writing by the parties. As used herein, the term "Business Day" shall mean any day other than a Saturday, Sunday or day on which
-------------
banks are permitted to close in the City and State of New York.

                                  ARTICLE II


  EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS;
                           EXCHANGE OF CERTIFICATES

2.1  Consideration; Effect on Capital Stock.
     --------------------------------------

     At the Effective Time, subject and pursuant to the terms and conditions of this Agreement, by virtue of the Merger and without any action on the part of the Constituent Corporations or the holders of the capital stock of the Constituent Corporations:

       (a)  Capital Stock of Acquisition Sub.  Each issued and outstanding share
            --------------------------------
of common stock, par value $.01 per share, of Acquisition Sub shall be converted into one share of common stock, par value $.01 per share, of the Surviving Corporation.

       (b)  Cancellation of Certain Shares of Target Common Stock. Each share of
            -----------------------------------------------------
Target Common Stock that is owned by Target as treasury stock shall be cancelled and no Parent Common Stock or other consideration shall be delivered in exchange therefor.

       (c)  Conversion of Target Common Stock for Parent Common Stock. Subject
            ---------------------------------------------------------
to Section 2.2, each share of Target Common Stock issued and outstanding at the Effective Time (other than shares held by Dissenting Stockholders, if any) shall be exchanged and converted into the right to receive 4.9 shares of Parent Common Stock (each, a "Merger Share"). All calculations under this Section 2.1(c) shall
                ------------
be rounded to the nearest one thousandth (.001).

       (d)  Shares of Dissenting Stockholders. Each issued and outstanding share
            ---------------------------------
of Target Common Stock held by a Dissenting Stockholder, if any, shall not be exchanged and converted as described in Section 2.1(c) but shall become the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the Delaware Statute; provided, however, that
                                                         --------  -------
each share of Target Common Stock issued and outstanding at the Effective Time and held by a Dissenting Stockholder who or which shall, after the Effective Time, withdraw his or its demand for appraisal or lose or fail to perfect his or its right of appraisal as provided in the Delaware Statute shall be deemed, as of the Effective Time, to be exchanged and converted into Parent Common Stock as provided in Section 2.1(c), without interest. After the Effective Time, as provided in the Delaware Statute, no Dissenting Stockholder will be entitled to vote the shares of Target Common Stock subject to such Dissenting Stockholder's demand for appraisal for any purpose or be entitled to the payment of dividends or other distributions on such shares.

2.2  Exchange of Certificates.
     ------------------------

       (a)  Procedure for Exchange.  Immediately following the Effective Time,
            ----------------------
Parent shall deliver to each holder of record (other than Target and any Target Subsidiary) of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of Target Common Stock (each, an "Old Certificate") a certificate representing that number of Merger
           ---------------
Shares which such holder has the right to receive pursuant to Section 2.1(c) with respect to such Old Certificate upon receipt by Parent of (i) such Old Certificate for cancellation and (ii) an executed stock power, duly endorsed in blank for transfer by such holder, together with such other documents as may be reasonably required by Parent, and the Old Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares of Target Common Stock that is not registered on the transfer records of Target, a new certificate representing the proper number of shares of Parent Common Stock may be issued to a transferee if the Old Certificate representing such Target Common Stock is presented to Parent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock or other transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Old Certificate shall be deemed, on and after the Effective Time, to represent only the right to receive upon such surrender, new certificates representing Merger Shares.

       (b)  Fractional Shares.  No fractional shares of Parent Common Stock
            -----------------
will be issued in connection with the Merger, but in lieu thereof each holder of Target Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock will receive from Parent, at such time as such holder shall receive a certificate representing shares of Parent Common Stock as contemplated by this Section 2.2(b), an amount of cash equal to the product of
(i) $107.80 (the "Target Per Share Value") multiplied by (ii) the fraction of a
                  ----------------------
share of Parent Common Stock otherwise issuable to such holder. The fractional interests of each Stockholder will be aggregated so that no Stockholder will receive cash in an amount equal to or greater than Target Per Share Value.

       (c)  No Further Ownership Rights in Target Common Stock.  All shares of
            --------------------------------------------------
Parent Common Stock issued upon the surrender for exchange of shares of Target Common Stock in accordance with the terms of this Article II shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Target Common Stock. If, after the Effective Time, any Old Certificate is presented to the Surviving Corporation for any reason, such Old Certificate shall be cancelled and exchanged as provided in this Article II.


       (d)  No Liability. Neither Parent, Acquisition Sub nor Target shall be
            ------------
liable to any holder of shares of Target Common Stock or Parent Common Stock, as the case may be, for shares (or dividends or distributions with respect thereto) of Parent Common Stock to be issued in exchange for Target Common Stock pursuant to this Section 2.2, if, on or after the expiration of six months following the Effective Date, such shares are delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

 2.3 Target Options.
     --------------

       (a) At the Effective Time, each of Target's then outstanding options (the "Target Options") to purchase Target Common Stock (including all outstand-
      --------------
ing incentive stock options to purchase Target Common Stock (the "Target ISOs")
                                                              -----------
non-qualified stock options to purchase Target Common Stock (the "Target NQSOs")
                                                                  ------------
granted under Target's 1997 Stock Option Plan, as amended (the "Target Option
                                                                -------------
Plan") or granted pursuant to rollover option agreements in the form previously
----
provided to Parent (the "Rollover Options")), by virtue of the Merger and
                         ----------------
without any further action on the part of any holder thereof, shall be assumed by Parent and shall be automatically converted into an option (the "Assumed
                                                                    -------
Option") to purchase a number of shares of Parent Common Stock that the holder
------
of such Target Option would have received had such holder exercised such Option immediately prior to the Effective Time, at an exercise price per share of Parent Common Stock equal to (i) the exercise price in effect under such Target Option immediately prior to the Effective Time divided by (ii) the number of Merger Shares to be issued for each share of Target Common Stock pursuant to Section 2.1(c). The Assumed Option shall contain the same term, status as an "incentive stock option" under Section 422 of the Code (if such Target Option was theretofore a Target ISO), vesting schedule (without acceleration thereof by virtue of the Merger and the transactions contemplated hereby except as otherwise set forth in any written agreement between Target and a holder of a Target Option) and otherwise be on substantially the same terms and conditions as set forth in the assumed Target Option.

       (b) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Assumed Options in accordance with this Section 2.3.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

3.1  Representations and Warranties of Target.
     ----------------------------------------

     Target represents and warrants to Parent that, except as disclosed in the disclosure schedule dated the date hereof, certified by an executive officer of Target and delivered by Target to Parent simultaneously herewith (which disclosure schedule shall contain specific references to the representations and warranties to which the disclosures contained therein relate) (the "Target
                                                                    ------
Disclosure Schedule"):
-------------------

       (a)  Organization; Good Standing; Qualification and Power. Target and
            ----------------------------------------------------
each Target Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (ii) has all requisite corporate power, authority and legal right to own, lease and operate its properties and assets and to carry on its business as now being conducted, to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and (iii) is duly qualified and in good standing to do business in those jurisdictions listed in Target Disclosure Schedule and in all other jurisdictions in which the failure to be so qualified and in good standing could reasonably be expected to have a material adverse effect on the business, properties, Liabilities, assets, operations, results of operations, condition (financial or otherwise), prospects or affairs (a "Material Adverse Effect") of Target taken as a whole. Target has delivered
    -----------------------
to Parent true and complete copies of the Organizational Documents of Target and each of its Subsidiaries, as amended to the date hereof. As used herein, "Organizational Documents" means, with respect to any person, each instrument or
 ------------------------
other document that (x) defines the existence of such person, including its certificate of limited partnership or formation or articles or certificate of incorporation, as filed or recorded with an applicable Governmental Authority, or (y) governs the internal affairs of such person, including its limited liability company agreement, operating agreement, partnership agreement and/or by-laws.

       (b)  Equity Investments. Target Disclosure Schedule sets forth a true and
            ------------------
complete list of each of each Person of which Target owns 50% or more of the Equity Interests

(each, a "Target Subsidiary"). Except for Target Subsidiaries or as set forth in
          -----------------
the Target Disclosure Schedule, Target does not have any subsidiaries and does not currently own, directly or indirectly, any Equity Interest in any Person. As used herein, "Equity Interest" means (i) with respect to any corporation, any
              ---------------
and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such Person and (ii) with respect to any association, trust, partnership, limited liability, joint venture or other entity or business (a "Person"), any and all partnership, membership or other
                       ------
equity interests.


       (c)  Capital Stock; Securities. The authorized capital stock of Target
            -------------------------
consists of 400,000 shares of common stock, of which 335,600 shares are issued and outstanding. Target has reserved 57,657 shares of Target Common Stock for issuance upon the exercise of Target Options. The authorized, issued and outstanding capital stock for each Target Subsidiary is set forth on Target Disclosure Schedule. All outstanding shares of Target Common Stock are validly issued, fully paid and non-assessable and not subject to preemptive rights. Target Disclosure Schedule sets forth a true and complete list of the holders of shares of Target Common Stock and the number and class or series of such shares owned of record and beneficially by each such holder, and sets forth a true and complete list of Target Options outstanding as of the date hereof, including the name of each holder thereof, the class and number of shares of Target Common Stock subject to each such Target Option and the per share exercise price for each such Target Option. Except under the Target Option Plan or the option agreements thereunder or pursuant to the Rollover Option Agreements, there are no options, warrants, rights, calls, commitments or agreements of any character to which Target is a party or by which it is bound calling for the issuance of shares of capital stock of Target or any securities convertible into or exercisable or exchangeable for, or representing the right to purchase or otherwise receive, any such capital stock, or other arrangement to acquire, at any time or under any circumstance, capital stock of Target or any such other securities. Except under the Target Option Plan or the option agreements thereunder or pursuant to the Rollover Option Agreements, there are no voting trusts, voting agreements, proxies, first refusal rights, first offer rights, co-sale rights, transfer restrictions or other agreements, instruments or understandings (whether written or oral, formal or informal) with respect to the voting, transfer or disposition of Target Common Stock to which Target is a party or by which it is bound, or, to the best knowledge of Target, among or between any persons other than Target. As used herein, "to the best knowledge of Target" and like phrases shall mean and include (i) actual knowledge and (ii) that knowledge which a prudent business person (including the directors, officers and other key employees of Target) would have obtained in the management of his or her business affairs after making due inquiry and exercising due diligence with respect thereto; and, in connection therewith, the knowledge (both actual and constructive) of any officer, director or other key employee of Target shall be imputed to be the knowledge of Target.

       (d)  Authority; No Consents. The execution, delivery and performance of
            ----------------------
this Agreement and the Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Target; and this Agreement and the Related Agreements to which it is a party have been duly and validly executed and delivered by Target, and this Agreement and the Related Agreements to which it is a party are the legal, valid and binding obligations of Target, enforceable against Target in accordance with their respective terms.

Neither the execution, delivery and performance of this Agreement, the Related Agreements to which it is a party nor the consummation by Target of the transactions contemplated hereby nor compliance by Target with any provision hereof will (i) (A) conflict with, (B) result in any violations of, (C) cause a default under (with or without due notice, lapse of time or both), (D) give rise to any right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under or (E) result in the creation of any Encumbrance on or against any assets, rights or property of Target or any Target Subsidiary under any term, condition or provision of (x) any instrument or agreement to which Target or any Target Subsidiary is a party, or by which Target or any Target Subsidiary or any of their properties, assets or rights may be bound, (y) any law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority applicable to Target, any Target Subsidiary, or any of their properties, assets or rights or (z) Target's Organizational Documents or (ii) require the affirmative vote of the holders of greater than a majority of the issued and outstanding shares of Target Common Stock which has been obtained prior to the execution and delivery of this Agreement. Except as contemplated by this Agreement or as set forth in Target Disclosure Schedule, no permit, authorization, consent or approval of or by, or any notification of or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by Target of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Target is qualified to do business and (ii) such other consents, waivers, authorizations, filings, approvals and registrations which if not obtained or made would not have a Material Adverse Effect on Target, taken as a whole, or materially impair the ability of Target to consummate the transactions contemplated by this Agreement, including, without limitation, the Merger.

        (e) Financial Information.
            ----------------------

             (i) Target has previously delivered to Parent the following financial statements (collectively, the "Target Financial Statements"):
                                              ---------------------------

                 (A) the consolidated audited balance sheet (including the complete footnotes thereto) of Target as at December 31, 1998 (the

          "Target Current Balance Sheet") and the related consolidated
          -----------------------------
          statements of income, cash flow and stockholders' equity for the year then ended (including footnotes thereto), certified by Ernst & Young LLP, Target's independent public accountants ("Target's Auditors"),
                                                         -----------------
          and accompanied by a copy of such auditor's report (collectively with Target Current Balance Sheet, the "Target Current Financial
                                             ------------------------
          Statements"); and

                 (B) the consolidated audited balance sheets of Target as at December 31, 1997, and the related consolidated audited statements of income, cash flow and stockholders' equity for the year ended December 31, 1997 (including footnotes thereto), certified by Target's Auditors and accompanied by a copy of such auditor's report.

             (ii) Target Financial Statements (A) are true and complete, (B) are in accordance with the books and records of Target (C) fairly present the financial condition of Target as at the respective dates indicated and the
     results of operations of Target for the respective periods indicated and
     (D) have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP").
                                       ----


     (f)  Absence of Undisclosed Liabilities.  At December 31, 1998, (i) neither
          ----------------------------------
Target nor any Target Subsidiary had any liability or obligation of any nature (whether known or unknown, matured or unmatured, fixed or contingent, secured or unsecured, accrued, absolute or otherwise ("Liability")) required to be set
                                            ---------
forth on Target Current Balance Sheet or in the footnotes thereto in order for Target Current Balance Sheet to fairly present the financial condition of Target at the date thereof in accordance with GAAP, which was not provided for or disclosed thereon, and (ii) all liability reserves established by Target and set forth thereon were adequate for all such Liabilities at the date thereof. There were no material loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March, 1975 ("FAS No. 5")) which were not adequately provided
                                 ---------
for or disclosed on Target Current Balance Sheet as required by FAS No. 5.

     (g)  Absence of Changes. Since December 31, 1998, Target and Target
          ------------------
Subsidiaries have been operated in the ordinary course, consistent with past practice, and there has not been any material adverse change in the business, assets, properties, Liabilities, operations, results of operations, condition (financial or otherwise), prospects or affairs (a "Material Adverse Change") of
                                                   -----------------------
Target, taken as a whole.

     (h)  Tax Matters. Target and each Target Subsidiary (i) has filed and will
          -----------
file, in a timely and proper manner, consistent with applicable laws, all Federal, state and local Tax returns and Tax reports required to be filed by them through the Closing Date (the "Target Returns") with the appropriate
                                    --------------
governmental agencies in all jurisdictions in which Target Returns are required to be filed and have paid or will pay all amounts shown thereon to be due; and
(ii) have paid and shall timely pay all Taxes required to have been paid on or before the Closing Date. All Taxes attributable to all taxable periods ending on or before the Closing Date, to the extent not required to have been previously paid, have been adequately provided for on Target Current Balance Sheet and neither Target nor any Target Subsidiary will accrue a Tax liability from the date of Target Current Balance Sheet up to and including the Closing Date, other than a Tax liability accrued in the ordinary course of business. Neither Target nor any Target Subsidiary has been notified by the Internal Revenue Service or any state, local or foreign taxing authority that any issues have been raised (or are currently pending) in connection with any Target Return, and no waivers of statutes of limitations have been given or requested with respect to Target. Except as contested in good faith and disclosed in Target Disclosure Schedule, any deficiencies asserted or assessments (including interest and penalties) made as a result of any examination by the Internal Revenue Service or by any other taxing authorities of any Target Return have been fully paid or are adequately provided for on Target Current Balance Sheet and no proposed additional Taxes have been asserted. Neither Target nor any Target Subsidiary will incur a Tax liability resulting from ceasing to be a member of a consolidated or combined group that had previously filed consolidated, combined or unitary Tax returns. As used in this Agreement, "Tax" means any of the Taxes and "Taxes" means,
                            ---                              -----
with respect to any entity, (A) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such entity and (B) any liability for the payment of any amount of the type described in the immediately preceding clause
(A) as a result of being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable law) of another entity or a member of an affiliated or combined group.

     (i)  Title to Assets, Properties and Rights and Related Matters. Target and
          ----------------------------------------------------------
each Target Subsidiary has good and marketable title to its assets, properties and interests in properties, real, personal or mixed, reflected on Target Current Balance Sheet or acquired after December 31, 1998 (except property sold or otherwise disposed of since December 31, 1998, in the ordinary course of business and accounts receivable and notes receivable paid in full subsequent to December 31, 1998), or not so reflected therein but used or useful in the conduct or operation of the business of Target, free and clear of all Encumbrances, of any kind or character, except for (i) those Encumbrances set forth in Target Disclosure Schedule, (ii) Encumbrances for current Taxes not yet due and payable and (iii) statutory mechanics and materialmen's liens. The assets, properties and interests in properties of Target are in good operating condition and repair in all material respects (ordinary wear and tear excepted). The assets, properties and interests in properties of Target to be owned, leased or licensed by the Surviving Corporation at the Effective Time shall include all assets, properties and interests in properties (real, personal and mixed, tangible and intangible) and all rights, leases, licenses and other agreements necessary to enable the Surviving Corporation to carry on the business of Target and Target Subsidiaries as presently conducted. As used herein, the term "Encumbrances" shall mean and include security interests, mortgages, liens,
 ------------
pledges, guarantees, charges, easements, reservations, restrictions, clouds, equities, rights of way, options, rights of first refusal and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money.

     (j)  Real Property-Owned or Leased. Neither Target nor any Target
          -----------------------------
Subsidiary currently owns, nor have they ever owned, any real property. Target Disclosure Schedule contains a list all real property leased by Target or any Target Subsidiary (the "Leased Real Property"). Either Target or a Target
                        --------------------
Subsidiary, is the owner and holder of all the leasehold estates purported to be granted by each Lease and all Leases are in full force and effect and constitute valid and binding obligations of Target. Target has made available to Parent true and complete copies of all Leases. All improvements included in the Leased Real Property are in good operating condition and repair in all material respects (ordinary wear and tear excepted) and there does not exist any condition which interferes with the economic value or use of such property and improvements.

     (k)  Intellectual Property. Target, and each Target Subsidiary, has the
          ---------------------
right to use, sell, license and dispose of, has the right to bring actions for the infringement of, and, where necessary, has made timely and proper application for all Intellectual Property Rights necessary for the conduct of its business as presently conducted and as presently proposed to be conducted (such Intellectual Property Rights, collectively, the "Target Requisite Rights")
                                                       -----------------------
and such rights to use, sell, license, dispose of and bring actions are exclusive with respect to Target Requisite Rights developed by Target or any Target Subsidiary and are sufficient for such conduct of their business in the case of all other Target Requisite Rights. As used herein, the term "Intellectual Property Rights" shall mean all industrial and intellectual
      ----------------------------
property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, franchises, licenses, inventories, know-how, trade secrets, proprietary processes and formulae, all source and object code, algorithms, architecture, structure, display screens, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records.

     (l)  Agreements, Etc.  Target Disclosure Schedule sets forth a true and
          ----------------
complete list of all written or oral contracts, agreements and other instruments not made in the ordinary course of business to which either Target or any Target Subsidiary is a party, or made in the ordinary course of business and referred to in any of the following clauses:

          (i) any material contract relating to the payment of a commission or other fee calculated as or by reference to a percentage of the profits or revenues of Target;

          (ii) any joint venture, partnership or other agreement or arrangement for the sharing of profits;

          (iii) any collective bargaining contract or other contract with or commitment to any labor union;

          (iv) the future purchase, sale or license of products, material, supplies, equipment or services requiring payments to or from Target or any Target Subsidiary in an amount in excess of $100,000 per annum, which agreement, arrangement or understanding is not terminable on 60 days' notice without cost or other liability at or at any time after the Effective Time, or in which Target or any Target Subsidiary has granted or received most favored pricing provisions or exclusive marketing or other rights relating to any services, assets or territory;

          (v) the employment of any officer, employee, consultant or agent or any other type of contract, commitment or understanding with any officer, employee, consultant or agent which (except as otherwise generally provided by applicable law) is not immediately terminable without cost or other liability at or at any time after the Effective Time;

          (vi) profit-sharing, bonus, stock option, stock appreciation right, pension, retirement, disability, stock purchase, hospitalization, insurance or similar plan or agreement, formal or informal, providing benefits to any current or former director, officer, employee or consultant;

          (vii) indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing of money, for a line of credit or for a leasing transaction of a type required to be capitalized in accordance with Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board;

         (viii) any agreement, instrument or other arrangement granting or permitting any Encumbrance on any of the properties, assets or rights of Target;

         (ix) any lease for real property (whether as lessor or lessee) or any other lease or agreement under which Target or any Target Subsidiary is lessee of or holds or operates any items of tangible personal property owned by any third party;

         (x)    contracts or commitments for charitable contributions;

         (xi) contract or commitment for capital expenditures individually in excess of $25,000 or in the aggregate in excess of $100,000

         (xii) any agreement or contract with a "disqualified individual" (as defined in Section 280G(c) of the Code), which could result in a disallowance of the deduction for any "excess parachute payment" (as defined in Section 280G(b)(i) of the Code) under Section 280G of the Code;

         (xiii) agreement or arrangement for the sale of any assets, properties or rights having a value in excess of $100,000;

         (xiv) agreement which restricts Target from engaging in any aspect of its business or competing in any line of business in any geographic area; or

         (xv) any other agreement, contract or commitment that is material to Target. For purposes of this Section 3.1(l), the term "material", as used herein, shall mean and refer to those agreements, contracts, instruments or arrangements (as applicable) that involve payments by or to Target, or otherwise have a value, of at least $100,000. Target has furnished to Parent true and complete copies of all such agreements listed in Target Disclosure Schedule and
(x) each such agreement (A) is the legal, valid and binding obligation of Target, as the case may be, and the legal, valid and binding obligation of each other party thereto, in each case enforceable in accordance with its terms, (B) is in full force and effect and (y) to the best knowledge of Target, the other party or parties thereto is or are not in material default thereunder.

     (m)  Certain Additional Regulatory Matters.
          -------------------------------------

     None of (i) Target, any affiliate of Target, or, the officers, directors, or agents or managing employees (within the meaning of 42 U.S.C. (S) 1320a-7(b)(8)) of Target or any affiliate, (ii) to the best of Target's knowledge, any of the Persons having a direct or indirect ownership interest in Target or any of its Subsidiaries within the meaning of Section 1320a-7(b)(8) of Title 42 of the United States Code or (iii) to the best of Target's knowledge, any of the Persons who provide professional services under agreements with any of Target or any affiliate as agents of such entities, have engaged in any activities which constitute violations of, or are cause for imposition of civil penalties upon Target or mandatory or permissive exclusion of Target from Medicare or Medicaid, under Sections 1320a-7, 1320a-7a, 1320a-7b, or 1395nn of Title 42 of the United States Code, the federal Civilian Health and Medical Plan of the Uniformed Services statute, or the regulations promulgated pursuant to such statutes or regulations or related state or local statutes.

     (n)  Medicare/Medicaid Participation; Accreditation.
          ----------------------------------------------

          (i) Neither Target, any Target Subsidiary, nor any existing officers or directors of Target or any Target Subsidiary who (based on advice by Parent to Target) is expected to be an officer, director, agent (as defined in 42 C.F.R. Section 1001.1001(a)(2)), or managing employee (as defined in SSA Section 1126(b) or any regulations promulgated thereunder) of the Surviving Corporation: (A) has had a civil monetary penalty assessed against it under Section 1128A of the SSA or any regulations promulgated thereunder; (B) has been excluded from participation under the Medicare program or a state health care program as defined in SSA Section 1128(h) or any regulations promulgated thereunder or a federal health care program as defined in SSA Section 1128B(f); or (C) has been convicted (as that term is defined in 42 C.F.R. Section 1001.2) of any offense as described in SSA
     Section 1128(a) and (b)(1), (2), (3) or any regulations promulgated thereunder.

          (ii) Target or a Target Subsidiary, as appropriate, has a Medicare provider number, and a participating provider agreement in force with a Medicare Part B carrier, in each locale, as applicable, in which Target bills directly to Medicare for services furnished by Target.

          (iii) Target or a Target Subsidiary, as appropriate, has a Medicaid number and a participating provider agreement in each state, as applicable, in which Target bills directly to such states' Medicaid agency for services provided by Target.


     (o)  No Defaults.  Target and each Target Subsidiary has in all material
          -----------
respects performed all the obligations required to be performed by it to date and is not in default or alleged to be in default under (i) its Organizational Documents or (ii) any material agreement, lease, contract, commitment, instrument or obligation to which it is a party or by which any of its properties, assets or rights are or may be bound or affected, and there exists no event, condition or occurrence which, with or without due notice or lapse of time, or both, would constitute such a default by it of any of the foregoing.

     (p)  Litigation, Etc. There are no (i) actions, suits, claims,
          ---------------
investigations or legal or administrative or arbitration proceedings (collectively, "Actions") pending or, to the best knowledge of Target,
 ----------------------
threatened against Target or any Target Subsidiary, whether at law or in equity, or before or by any Federal, state, municipal, foreign or other governmental court, department, commission, board, bureau, agency or instrumentality ("Governmental Authority") or (ii) judgments, decrees, injunctions or orders of
  ----------------------
any Governmental Authority or arbitrator against Target or any Target
Subsidiary.

     (q)  Accounts and Notes Receivable.  All the accounts receivable and notes
          -----------------------------
receivable owing to Target or any Target Subsidiary as of the date hereof constitute, and as of the Effective Time will constitute, legal, valid and enforceable claims arising from bona fide transactions in the ordinary course of business, and there are no asserted claims, refusals to pay or other rights of set-off against any thereof. Except as set forth in the Target Disclosure Schedule, there is (i) no account debtor or note debtor delinquent in its payment by more than 90 days for payments of an amount in excess of $20,000,
(ii) no account debtor or note debtor that has refused (or, to the best knowledge of Target, threatened to refuse) to pay its obligations for any reason, (iii) no account debtor or note debtor that is insolvent or bankrupt and (iv) no account receivable or note receivable which is pledged to any third party by Target or any Target Subsidiary.

     (r)  Accounts and Notes Payable. All accounts payable and notes payable by
          --------------------------
Target or any Target Subsidiary to third parties as of the date hereof arose, and as of the Closing will have arisen, in the ordinary course of business, and, except as set forth in Target Disclosure Schedule, there is no such account payable or note payable delinquent in its payment, except those contested in good faith and disclosed in Target Disclosure Schedule.

     (s)  Compliance; Governmental Authorizations. Target, and each Target
          ---------------------------------------
Subsidiary, has complied and is presently in compliance in all material respects with all material Federal, state, local or foreign laws, ordinances, regulations and orders applicable to them or their business. Target, and each Target Subsidiary, has all material Federal, state, local and foreign governmental authorizations, consents, approvals, licenses and permits necessary in the conduct of their business as presently conducted, such authorizations, consents, approvals, licenses and permits are in full force and effect, no violations are or have been recorded in respect of any thereof and no proceeding is pending or, to the best knowledge of Target, threatened to revoke or limit any thereof. Target Disclosure Schedule contains a true and complete list of all such governmental licenses, authorizations, consents, approvals, permits, orders, decrees and other compliance agreements under which Target or any Target Subsidiary is operating or bound, neither Target nor any Target Subsidiary is in default or alleged to be in default under any thereof and Target has furnished to Parent true and complete copies thereof. None of such authorizations, consents, approvals, licenses and permits shall be affected in any material respect by the Merger or the transactions contemplated hereby.

     (t)  Environmental Matters.
          ---------------------

          Target and each Target Subsidiary currently is and at all times has been in material compliance with all Federal, state and local laws, ordinances, regulations and orders relating to the protection of the environment applicable to its properties, facilities or operations (the "Environmental Laws"). Neither
                                                  ------------------
Target nor any Target Subsidiary has received any notice or other communication alleging the violation by it of any Environmental Law.

     (u)  Labor Relations; Employees.  Except as set forth in Target Disclosure
          --------------------------
Schedule, (i) neither Target nor any Target Subsidiary is delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to date or amounts required to be reimbursed to such employees, (ii) upon termination of the employment of any such employees, neither Target, any Target Subsidiary, Parent, Acquisition Sub nor the Surviving Corporation will by reason of anything done prior to the Closing be liable to any of such employees for so-called "severance pay" or any other payments, (iii) Target and each Target Subsidiary is in compliance in all material respects with all material Federal, state, local and foreign laws and regulations respecting labor, employment and employment practices, terms and conditions of employment and wages and hours, (iv) there is no unfair labor practice complaint against Target or any Target Subsidiary pending before the National Labor Relations Board or any comparable state, local or foreign agency, (v) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the best knowledge of Target, threatened against or involving Target or any Target Subsidiary, (vi) no labor union has taken any action with respect to organizing the employees of Target or any Target Subsidiary, (vii) neither any grievance which might have a Material Adverse Effect on Target or any Target Subsidiary, taken as a whole, or the conduct of its business nor any arbitration proceeding arising out of or under collective bargaining agreements is pending and no claim therefor has been asserted against Target or any Target Subsidiary and (viii) no employee has informed Target or any Target Subsidiary that such employee will terminate his or her employment or engagement with Target, such Target Subsidiary or the Surviving Corporation.

     (v)  Employee Benefit Plans and Contracts.
          ------------------------------------

          (i) Target Disclosure Schedule identifies each "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other material written
                                        -----
     or formal plans or agreements involving direct or indirect compensation (including any employment agreements entered into between Target or any Target Subsidiary and any Employee of Target or any Target Subsidiary, but excluding workers' compensation, unemployment compensation, other government-mandated programs and the salary and wage arrangements) currently or previously maintained, contributed to or entered into by Target or any ERISA Affiliate thereof for the benefit of any Employee or former Employee under which Target or any ERISA Affiliate thereof has any present or future obligation or liability (the "Employee Plans"). Target
                                                     --------------
     has made available to Parent true and complete copies of all Employee Plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof. For purposes of the preceding sentence, "ERISA Affiliate" shall mean any entity which is a member of (A)
                ---------------
     a "controlled group of corporations", as defined in Section 414(b) of the Code, (B) a group of entities under "common control", as defined in Section 414(c) of the Code or (C) an "affiliated service group", as defined in
     Section 414(m) of the Code or treasury regulations promulgated under
     Section 414(o) of the Code, any of which includes Target. Any Employee Plans which individually or collectively would constitute an "employee pension benefit plan", as defined in Section 3(2) of ERISA, but which are not Multiemployer Plans (collectively, the "Pension Plans"), are identified
                                                 -------------
     as such in Target Disclosure Schedule. For purposes of this Section 3.1(v), "Employee" means any common law employee, consultant or director of
              --------
     Target or any Target Subsidiary.
     -------------------------------

          (ii) Each Employee Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to the date hereof, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. Target has provided Parent with copies of the most recent Internal Revenue Service determination letters with respect to any such Employee Plans. Each Employee Plan has been maintained substantially in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including, without limitation, ERISA and the Code, which are applicable to such Employee Plans.

         (iii) Except as set forth in Target Disclosure Schedule, no Employee Plan constitutes or since the enactment of ERISA has constituted a "multiemployer plan", as defined in Section 3(37) of ERISA (a "Multiemployer Plan"). Target has not within the past five years incurred
      ------------------
     any material liability under Title IV of ERISA arising in connection with the termination of any Pension Plan or the complete or partial withdrawal from any Multiemployer Plan. Except as disclosed in Target Disclosure Schedule, if a "complete withdrawal" by Target were to occur as of the Closing with respect to all Multiemployer Plans, Target would not incur any withdrawal liability under Title IV of ERISA .

         (iv) Target Disclosure Schedule lists each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' benefits, vacation benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (A) is not an Employee Plan, (B) is entered into, maintained or contributed to, as the case may be, by Target or any Target Subsidiary, (C) covers any Employee or former Employee and (D) under which Target or Target Subsidiary has any present or future obligation or liability. Such contracts, plans and arrangements as are described above are hereinafter referred to collectively as the "Benefit Arrangements". Each Benefit Arrangement has been maintained in
     ---------------------
     substantial compliance with its terms and with the requirements prescribed by any and all material laws, statutes, rules, regulations, orders and judgments which are applicable to such Benefit Arrangements.

         (v) Target has provided, or will have provided, to individuals entitled thereto who are current or former Employees of Target or any Target Subsidiary all required notices within the applicable time period and coverage pursuant to Section 4980B of the Code with respect to any "qualifying event" (as defined in Section 4980B(f)(3) of the Code) occurring prior to and including the Closing Date, and no tax payable on account of Section 4980B of the Code has been incurred with respect to any current or former Employees of Target.

     (w)  Certain Agreements.  Except as set forth in the Target Disclosure
          ------------------
Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of Target or any Target Subsidiary from Target or such Target Subsidiary, under any Employee Plan, Benefit Arrangement or otherwise, (ii) materially increase any benefits otherwise payable under any Employee Plan or Benefit Arrangement or
(iii) result in the acceleration of the time of payment or vesting of any such benefits, including, without limitation, any Target Options.

     (x)  Insurance.  Target Disclosure Schedule contains a list of all policies
          ---------
of liability, theft, fidelity, fire, product liability, workmen's compensation, indemnification of directors and officers and other similar forms of insurance held by Target or any Target Subsidiary (specifying the insurer, the amount of coverage, the type of insurance and the policy number). All such policies of insurance are in full force and effect and all premiums with respect thereto are currently paid and, to the best knowledge of Target, no basis exists for termination of any thereof on the part of the insurer. The amounts of coverage under such policies of insurance are adequate for the assets and properties of Target. Target has not, during the last three fiscal years, been denied or had revoked or rescinded any policy of insurance.

     (y)  Bank Accounts; Powers of Attorney. Target Disclosure Schedule sets
          ---------------------------------
forth a true and complete list of (i) all bank accounts and safe deposit boxes of Target and each Target Subsidiary and all persons who are signatories thereunder or who have access thereto and (ii) the names of all Persons holding general or special powers of attorney from Target or any of its subsidiaries and a summary of the terms thereof.

     (z)  Brokers. Target has not, nor has any of its officers, directors,
          -------
stockholders or employees, employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

     (aa) Disclosure. Neither this Section 3.1 (including Target Disclosure
          ----------
Schedule) nor any document, written information, statement, financial statement, certificate or exhibit furnished or to be furnished to Parent or Acquisition Sub by or on behalf of Target or any Stockholder pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements or facts contained herein and therein not misleading in light of the circumstances under which they were made.

     (bb) Year 2000.  To the best knowledge of Target, prior to December 31,
          ---------
1999, all material hardware and software products that are intended to be used by Target and each Target Subsidiary in the administration and the business operations of Target will be able to accurately process date data (including, but not limited to calculating, comparing and sequencing) from, into and between the twentieth century (through 1999), the year 2000 and the twenty-first century, including leap year calculations, when used in accordance with the product documentation accompanying such hardware and software products, except to the extent that any such failure to accurately process date data would not result in a Material Adverse Change.

3.2  Representations and Warranties of Parent.
     ----------------------------------------

     Parent represents and warrants to Target that, except as disclosed in (i) the Parent SEC Documents or (ii) the disclosure schedule dated the date hereof, certified by an executive officer of Parent and delivered by Parent to Target simultaneously herewith (which disclosure schedule shall contain specific references to the representations and warranties to which the disclosures contained therein relate) (the "Parent Disclosure Schedule"):
                                --------------------------

     (a)  Organization; Good Standing; Qualification and Power. (i) Parent and
          ----------------------------------------------------
each Parent Subsidiary (other than Acquisition Sub) is, and upon its formation, Acquisition Sub will be, a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and (ii) Parent and each Parent Subsidiary (other than Acquisition Sub) has and upon its formation, Acquisition Sub will have, all requisite corporate power, authority and legal right to own, lease and operate its properties and assets and to carry on its business as now being conducted, to enter into this Agreement and each of the Related Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby and (iii) Parent and each Parent Subsidiary (other than Acquisition Sub) is and upon its formation, Acquisition Sub will be, duly qualified and in good standing to do business in all jurisdictions in which the failure to be so qualified and in good standing could reasonably be expected to have a Material Adverse Effect on Parent. Parent has delivered or made available to Target true and complete copies of the Organizational Document of Parent and each Parent Subsidiary, as amended to the date hereof, and after the formation of Acquisition Sub, will provide to Target, upon request, the Organizational Documents of Acquisition Sub.

     (b)  Equity Investments. The Parent Disclosure Schedule sets forth a true
          ------------------
and complete list of each Person of which the Parent owns 50% or more of the Equity Interests (the "Parent Subsidiaries"). Except for the Parent Subsidiaries
                       -------------------
or as otherwise set forth in the Parent Disclosure Letter, Parent does not have any subsidiaries.

     (c)  Capital Stock; Securities. Parent's Form 10-K filed with the SEC with
          -------------------------
respect to the fiscal year ended December 31, 1998 (the "Form 10-K"), sets forth
                                                         ---------
the number of authorized and outstanding shares of capital stock of Parent as of such date. All outstanding shares of Parent Common Stock are validly issued, fully paid and non-assessable and not subject to preemptive rights. Except as set forth in the Parent SEC Documents or the Parent Disclosure Schedule, there are no options, warrants, rights, calls, commitments or agreements of any character to which Parent is a party or by which it is bound calling for the issuance of shares of capital stock of Parent or any securities convertible into or exercisable or exchangeable for, or representing the right to purchase or otherwise receive, any such capital stock, or other arrangement to acquire, at any time or under any circumstance, capital stock of Parent or any securities convertible into or exercisable or exchangeable for, or representing the right to purchase or otherwise receive, any such capital stock, or other arrangement to acquire, at any time or under any circumstance, capital stock of Parent or any such other securities. Except as set forth in the Parent SEC Documents, the Amended and Restated 1991 Stock Option Plan, the 1997 Stock Option Plan or the Registration Rights Agreement dated December 18, 1997 between Parent and Newport Investment LLC, there are no voting trusts, voting agreements, proxies, first refusal rights, first offer rights, co-sale rights, transfer restrictions or other agreements, instruments or understandings (whether written or oral, formal or informal) with respect to the voting, transfer or disposition of Parent Common Stock to which Parent is a party or by which it is bound, or, to the best knowledge of Parent, among or between any persons other than Parent. All outstanding shares of the capital stock of each Parent Subsidiary (other than Acquisition Sub) are, and upon its formation all outstanding shares of capital stock of Acquisition Sub will be, validly issued, fully paid and nonassessable and owned by Parent, free and clear of all Encumbrances. Immediately prior to the Closing, there will be no options, warrants, rights, calls, commitments or agreements of any character to which Parent or any Parent Subsidiary is a party or by which it is bound calling for the issuance of shares of capital stock of any Parent Subsidiary or any securities convertible into or exchangeable for, or representing the right to purchase or otherwise receive, any such capital stock, other arrangement to acquire, at any time or under any circumstances, capital stock of any Parent Subsidiary or any such other securities. Parent has duly authorized and reserved for issuance the Merger Shares, and, when issued in accordance with the terms of Article II, the Merger Shares will be validly issued, fully paid and nonassessable and free of preemptive rights. There shall exist as of the Closing a sufficient number of authorized but unissued shares of Parent Common Stock to allow for the exercise in full of the Assumed Options. As used herein, "to the best knowledge of Parent" and like phrases shall mean and include (i) actual knowledge and (ii) that knowledge which a prudent business person (including the directors, officers and other key employees of Parent) would have obtained in the management of his or her business affairs after making due inquiry and exercising due diligence with respect thereto; and, in connection therewith, the knowledge (both actual and constructive) of any officer, director or other key employee of Parent shall be imputed to be the knowledge of Parent.

       (d)  Authority and Consents. The execution, delivery and performance of
            ----------------------
this Agreement and each of the Related Agreements by Parent and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and, upon its formation, will have been duly authorized by all necessary action on the part of Acquisition Sub. This Agreement and each of the Related Agreements are legal, valid and binding obligations of Parent, enforceable against Parent in accordance with their respective terms, and upon execution of a joinder agreement by Acquisition Sub, will be legal, valid and binding obligations of Acquisition Sub, enforceable against Acquisition Sub in accordance with its terms. Neither the execution, delivery and performance of this Agreement and the Related Agreements by Parent (or after its formation, Acquisition Sub), nor the consummation of the transactions contemplated hereby or thereby, will (i) (A) conflict with, (B) result in any violations of, (C) cause a default under (with or without due notice, lapse of time or both), (D) give rise to any right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, (E) result in the creation of any Encumbrance on or against any assets, rights or property of Parent or Acquisition Sub, as the case may be, under any term, condition or provision of
(x) any instrument or agreement to which Parent or any Parent Subsidiary is a party, or by which Parent or any Parent Subsidiary or any of their respective properties, assets or rights may be bound, (y) any law, statute, rule, regulation, order, writ, injunction, decree, permit, concession, license or franchise of any Governmental Authority applicable to Parent or, after its formation, Acquisition Sub or any of their respective properties, assets or rights or (z) Parent's or after its formation, Acquisition Sub's, Organizational Documents or (ii) require the affirmative vote of the holders of greater than a majority of the stockholders of Acquisition Sub. Except as contemplated by this Agreement, no permit, authorization, consent or approval of or by, or any notification of or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by Parent of this Agreement or the Related Agreements to which they are party or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing with the SEC of such reports and information under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations
                              ------------
promulgated by the SEC thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) the filing of such documents with, and the obtaining of such orders from, various state securities and blue sky authorities as are required in connection with the transactions contemplated hereby, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (iv) consent under the Credit Agreement among Target, SMT Health Services Inc., Bankers Trust Company and the Various Lending Institutions party thereto, as it has been amended through the date hereof and (v) such other consents, waivers, authorizations, filings, approvals and registrations which if not obtained or made would not have a Material Adverse Effect on Parent, or materially impair the ability of Parent or Acquisition Sub to consummate the transactions contemplated by this Agreement, including, without limitation, the Merger.

     (e)  SEC Documents. Parent has furnished or made available Target with a
          -------------
correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Parent with the SEC on or after January 1, 1998 (the "Parent SEC Documents"), which are all the documents (other than
           --------------------
preliminary material) that Parent was required to file (or otherwise did file) with the SEC on or after January 1, 1998. As of their respective dates, none of the Parent SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Parent SEC Documents complied when filed in all material respects with the then applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated by the SEC thereunder. The financial statements of Parent included in the Parent SEC Documents complied as to form in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP during the periods involved (except as may have been indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q promulgated by the SEC) and fairly present (subject, in the case of the unaudited statements, to normal audit adjustments) the consolidated financial position of Parent and its subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

                                  ARTICLE IV


                        CONDUCT AND TRANSACTIONS PRIOR

                   TO EFFECTIVE TIME; ADDITIONAL AGREEMENTS

4.1   Access to Records and Properties; Confidentiality.
      -------------------------------------------------

         (a) From and after the date hereof until the Effective Time or the earlier termination of this Agreement pursuant to Section 6.1 hereof (the "Executory Period"), Target shall afford: (i) to the officers, independent
 ----------------
certified public accountants, legal counsel and other representatives of the Parent, free and full access at all reasonable times to all of its properties, books and records (including tax returns filed and those in preparation), in order that the Parent and such other persons may have full opportunity to make such investigations as they shall reasonably desire to make of the business and affairs of Target; and (ii) to the independent certified public accountants of the Parent, free and full access at all reasonable times to the work papers of the independent certified public accountants for Target. Additionally, Target will permit the Parent, its officers, directors, auditors, legal counsel and other representatives to make such reasonable inspections of it and its operations during normal business hours as the Parent may reasonably require and Target will cause its officers to furnish to the Parent and such other persons, such additional financial and operating data and other information as to its business and properties as the Parent or such other persons shall from time to time reasonably request. No investigation pursuant to this Section 4.1, or made prior to the date hereof, shall affect or otherwise diminish or obviate in any respect any of the representations and warranties of Target.

4.2  Target Conduct.
     --------------

     During the Executory Period, Target will, and will cause Target Subsidiaries to operate its business as now operated and only in the normal and ordinary course and, consistent with such operation, will use its best efforts to preserve intact its present business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with customers and other persons having business dealings with it. Without limiting the generality of the foregoing, without the prior written consent of Parent, Target shall not, and shall not permit (except as expressly permitted by this Agreement or with the other party's consent, which consent will not be unreasonably withheld):

     (a) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock (other than cash dividends and distributions by a wholly-owned Target Subsidiary to Target or to a Target Subsidiary all of the capital stock of which is owned directly or indirectly by Target), (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities or stock options in respect of, in lieu of or in substitution for Shares of its capital stock, or (iii) purchase, redeem or otherwise acquire any Shares or any capital stock of Target or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

     (b) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock (other than pursuant to the exercise of any Target Option), any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

     (c)  amend its Organizational Documents;

     (d) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets or stock of, or by any other manner, any business or any person or (ii) any assets except for the purchase of equipment or other assets in the ordinary course of business, including, without the Parent's consent, any such acquisition or agreement pursuant to any letter of intent or other arrangement pursuant to which Target or any Target Subsidiary is a party;

     (e) sell, lease, license, mortgage or otherwise encumber or subject to any Encumbrance or otherwise dispose of any of its properties or assets, except (i) immaterial assets, (ii) in the ordinary course of business (including for trade-ins) and (iii) where the amount of such sales does not exceed, individually or in the aggregate, $100,000;

     (f) except in the ordinary course of business consistent with past practice (i) incur any Indebtedness or guarantee any such Indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Target or any Target Subsidiary, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing or (ii) make any loans, advances

(other than advances to Target 's Subsidiaries or among Target 's Subsidiaries) or capital contributions to, or investments in, any other person;

   (g) from the date hereof through the Closing Date, make or agree to make any capital expenditure or expenditures with respect to property, plant or equipment for an amount in excess of $50,000, except to the extent such capital expenditures have been committed to prior to the date hereof and have been disclosed to Parent;

   (h) make any material tax election or settle or compromise any material income tax liability;

   (i) pay, discharge, settle or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in Target Current Balance Sheet (or the notes thereto) or incurred thereafter in the ordinary course of business consistent with past practice, or waive any material benefits of, or agree to modify any confidentiality, standstill, non-solicitation or similar agreement to which Target or any Target Subsidiary is a party;

   (j) modify, amend in any material respect or terminate any material contract to which Target or any Target Subsidiary is a party, or waive, release or assign any material rights or claims thereunder, other than in the ordinary course of business consistent with past practice;

   (k) except as required to comply with applicable law or with the Parent's consent, (i) adopt, enter into, terminate or amend any Employee Plan or other arrangement for the benefit or welfare of any director, officer or current or former employee, other than, in the case of non-officer or non- key employees, in the ordinary course of business consistent with past practice, (ii) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or key employee except pursuant to existing written agreements (calculations of which shall be supplied to Parent prior to payment), (iii) pay any material benefit not provided for under any Employee Plan, (iv) except as permitted in clause (ii), grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Employee Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any Employee Plans or agreement or awards made thereunder), (v) accelerate the vesting of any Target Option or (vi) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Employee Plan; or

   (l) authorize any of, or commit or agree to take any of, the foregoing actions.

4.3  Parent Conduct.
     --------------

     During the Executory Period, the Parent will, and will cause it Subsidiaries to operate its business as now operated and only in the normal and ordinary course and, consistent with such operation, will use its best efforts to preserve intact its present business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with customers and other persons having business dealings with it.

4.4  Dissenting Stockholders.
     -----------------------

     Prior to the Closing, Target shall give Parent (a) prompt notice of any demand by Stockholders (the "Dissenting Stockholders") for purchase of their
                             -----------------------
shares of Target Common Stock at fair value in the manner provided by Section 262 of the Delaware Statute and (b) the opportunity to participate in all negotiations and proceedings with respect to any such demands. Prior to the Closing, Target shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demands for payment.

4.5  Advice of Changes.
     -----------------

     Target and Parent shall confer on a regular and frequent basis with each other, report on operational matters and promptly advise the other party orally and in writing of any change, event or circumstance having, or which, insofar as can reasonably be foreseen, could have, a Material Adverse Effect on it.

4.6  Financial Information Update.
     ----------------------------

      (a)  During the Executory Period, Target shall:

            (i) prepare and deliver to Parent, within twenty (20) business days after the end of each calendar month during the Executory Period, its unaudited consolidated balance sheet as at the end of such calendar month and the related consolidated statements of income, cash flow and stockholders' equity for the period then ended, which shall be (i) true and correct, (ii) in accordance with the books and records of Target, (iii) fairly present the financial condition of Target as at the respective dates indicated and the results of operations of Target and Target Subsidiaries for the respective periods indicated, and (iv) have been prepared in accordance with GAAP (except for the absence of footnotes);

            (ii) prepare and deliver on a weekly basis, a summary of the material developments (if any) in the business or prospects of Target occurring during such period; and

            (iii) furnish upon request of Parent, such other financial information as is available to management of Target.

     (b) During the Executory Period, Parent shall furnish to Target all documents filed by Parent with the Commission.

4.7  Acquisition Sub.
     ---------------

     Prior to the Effective Time, Parent will form a new corporation in the state of Delaware ("Acquisition Sub") and cause Acquisition Sub to sign a
                    ---------------
joinder to this Agreement, becoming a party to this Agreement as if an original signatory hereto.

4.8  Legal Conditions to Merger.
     --------------------------

     Each Party shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on such Party with respect to the Merger and will take all reasonable action necessary to cooperate with and furnish information to the other Party in connection with any such requirements imposed upon such other Party in connection with the Merger. Each Party shall take all reasonable actions necessary (a) to obtain (and will take all reasonable actions necessary to promptly cooperate with the other Party in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Authority, or other third party, required to be obtained or made by such Party (or by the other Party) in connection with the Merger or the taking of any action contemplated by this Agreement, (b) to defend, lift, rescind or mitigate the effect of any lawsuit, order, injunction or other action adversely affecting the ability of such Party to consummate the transactions contemplated hereby and (c) to fulfill all conditions precedent applicable to such Party pursuant to this Agreement.

4.9  Consents.
     --------

     Each Party shall use its best efforts, and the other Party shall cooperate with such efforts, to obtain any consents and approvals of, or effect the notification of or filing with, each person or authority, whether private or governmental, whose consent or approval is required in order to permit the consummation of the Merger and the transactions contemplated hereby and to enable the Surviving Corporation to conduct and operate the business of Target substantially as presently conducted.

4.10 Efforts to Consummate.
     ---------------------

     Subject to the terms and conditions herein provided, the Parties shall use their best efforts to do or cause to be done all such acts and things as may be necessary, proper or advisable, consistent with all applicable laws and regulations, to consummate and make effective the transactions contemplated hereby and to satisfy or cause to be satisfied all conditions precedent that are set forth in Article V as soon as reasonably practicable.

4.11 Notice of Prospective Breach.
     ----------------------------

     Target shall immediately notify the Parent in writing upon the occurrence of any act, event, circumstance or thing that is reasonably likely to cause or result in a representation or warranty hereunder to be untrue at the Closing, the failure of a closing condition to be achieved at the Closing or any other breach or violation hereof or default hereunder.

4.12 Public Announcements.
     --------------------

     The Parties agree that, to the maximum extent feasible, but subject, in the case of Parent, to its public disclosure and other legal and regulatory obligations, they shall advise and confer prior to the issuance of any public announcement or reports or statements with respect to the Merger.

                                   ARTICLE V

                             CONDITIONS PRECEDENT

5.1  Conditions to Each Party's Obligations.
     --------------------------------------

     The obligations of each party to perform this Agreement and to effect the Merger are subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by all parties hereto:

     (a)  Approvals.  All authorizations, consents, orders or approvals of, or
          ---------
declarations or filings with or expiration of waiting periods imposed by, any Governmental Authority necessary for the consummation of the transactions contemplated hereby shall have been obtained or made or shall have occurred.

     (b)  Legal Action. No temporary restraining order, preliminary injunction
          ------------
or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any Federal or state court or other Governmental Authority and remain in effect.

     (c)  Legislation. No Federal, state, local or foreign statute, rule or
          -----------
regulation shall have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated by this Agreement or any of the conditions to the consummation of such transactions.

5.2  Conditions to Obligations of Parent and Acquisition Sub.
     -------------------------------------------------------

     The obligation of Parent and Acquisition Sub to perform this Agreement is subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by Parent:

     (a)  Representations and Warranties.  The representations and warranties of
          ------------------------------
Target set forth in Section 3.1 hereof shall in each case be true and correct in all material respects (except for any representation or warranty that by its terms is qualified by materiality, in which case it shall be true and correct in all respects) as of the date of this Agreement, and as of the Closing Date as though made at and as of such dates, respectively, and Parent shall have received a certificate signed by an executive officer of Target to that effect.

     (b)  Performance of Obligations of Target.  Target shall have performed
          ------------------------------------
in all material respects the obligations required to be performed by it under this Agreement prior to or as of the Closing Date, and Parent and Acquisition Sub shall have received a certificate signed by an executive officer of Target to that effect .

     (c)  Consents and Approvals. Parent shall have received duly executed
          ----------------------
copies of all consents and approvals contemplated by this Agreement or Target Disclosure Schedule, in form and substance satisfactory to Parent.

     (d)  Government Consents, Authorizations, Etc. All consents,
          ----------------------------------------
authorizations, orders or approvals of, and filings or registrations with, any Governmental Authority which are required for or in connection with the execution and delivery by Target of this Agreement and the Related Agreements and the consummation by Target of the transactions contemplated hereby and thereby shall have been obtained or made.

     (e)  Related Agreements. Each of the Related Agreements shall be in full
          ------------------
force and effect and become effective in accordance with the respective terms thereof as of the Effective Time.

     (f)  Absence of Material Adverse Change. There shall not have been any
          ----------------------------------
Material Adverse Change as to Target.

     (g)  Financing. Parent shall have received sufficient debt financing on
          ---------
terms satisfactory to it in order to refinance all of Target's outstanding Indebtedness.

     (h)  Resignations. Parent shall have received copies of resignations from
          ------------
such officers and directors of Target and each Target Subsidiary as are requested by Parent prior to the Closing Date.

5.3  Conditions to Obligations of Target.
     -----------------------------------

     The obligation of Target to perform this Agreement are subject to the satisfaction of the following conditions unless waived (to the extent such conditions can be waived) by Target:

     (a)  Representations and Warranties.  The representations and warranties of
          ------------------------------
Parent set forth in Section 3.2 hereof shall be true and correct in all material respects (except for any representation or warranty that by its terms is qualified by materiality, in which case it shall be true and correct in all respects) as of the date of this Agreement, and as of the Closing Date as though made at and as of such dates, respectively, and Target shall have received a certificate signed by an executive officer of Parent to that effect.

     (b)  Performance of Obligations of Parent. Parent shall have performed in
          ------------------------------------
all material respects the obligations required to be performed it by under this Agreement prior to or as of the Closing Date and Target shall have received a certificate signed by an executive officer of Parent to that effect.

     (c)  Government Consents, Authorizations, Etc. All consents,
          ----------------------------------------
authorizations, orders or approvals of, and filings or registrations with, any Governmental Authority which are required for or in connection with the execution and delivery by Parent of this Agreement and the Related Agreements and the consummation by Parent of the transactions contemplated hereby or thereby shall have been obtained or made.

     (d)  Absence of Material Adverse Change. There shall not have been any
          ----------------------------------
Material Adverse Change as to Parent.

     (e)  Registration Rights Agreement. Parent shall have executed and
          -----------------------------
delivered a registration rights agreement with respect to the Merger Shares to be received by affiliates of Newport Investment LLC that hold Target Common Stock, in substantially the form of the

Registration Rights Agreement dated December 18, 1997 between Parent and Newport Investment LLC.

                                  ARTICLE VI

                                  TERMINATION

6.1  Termination.
     -----------

     This Agreement may be terminated, and the Merger abandoned, notwithstanding the approval by Parent (and, after its formation, the stockholder of Acquisition
Sub) and the stockholder of Target of this Agreement, at any time prior to the Effective Time, by:

     (a) the mutual consent of Parent and, after its formation, Acquisition Sub, on the one hand, and Target on the other hand; or

     (b) Parent, or Target, if the conditions set forth in Section 5.1 hereof shall not have been met by July 1, 1999, except if such conditions have not been met solely as a result of the action or inaction of the party seeking to terminate; or

     (c) Parent if the conditions set forth in Section 5.2 hereof shall not have been met, and Target if the conditions set forth in Section 5.3 hereof shall not have been met, in either case, by July 1, 1999, except if such conditions have not been met solely as a result of the action or inaction of the party seeking to terminate; or

     (d) Parent on the one hand, or Target on the other hand, if such party or parties shall have determined in its or their sole discretion, exercised in good faith, that the Merger contemplated by this Agreement has become impracticable by reason of the institution of any litigation, proceeding or investigation to restrain or prohibit the consummation of the Merger, or which questions the validity or legality of the transactions contemplated by this Agreement.

Any termination pursuant to this Section 6.1 (other than a termination pursuant to Section 6.1(a) hereof) shall be effected by written notice from the party so terminating to the other parties hereto.

6.2  Effect of Termination.
     ---------------------

     In the event of the termination of this Agreement as provided in Section 6.1, this Agreement shall be of no further force or effect, except for Section 5.1(b), this Section 6.2 and Article VII, each of which shall survive the termination of this Agreement; provided, however, that the liability of any
                               --------  -------
party for any breach by such party of the representations, warranties, covenants or agreements of such party set forth in this Agreement occurring prior to the termination of this Agreement shall survive the termination of this Agreement.

                                  ARTICLE VII

                                 MISCELLANEOUS

7.1  Expenses.
     --------

     Each party hereto shall bear its own fees and expenses in connection with the transactions contemplated hereby.

7.2  Survival.
     --------

     The representations, warranties and covenants contained in this Agreement shall not survive the Closing.

7.3  Entire Agreement.
     ----------------

     This Agreement (including the Disclosure Schedules and the Exhibits attached hereto) and the other writings referred to herein contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements or understandings, written or oral, among the parties with respect thereto.

7.4  Descriptive Headings.
     --------------------

     Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

7.5  Notices.
     -------

     All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested or by telecopier, with confirmation as provided above addressed as follows:


     if to Parent:

     Alliance Imaging, Inc.
     1065 North PacifiCenter Drive
     Anaheim, CA 92806
     Attention:  Russell D. Phillips, Jr., Esq.
     Telecopier:  (714) 688-7111

     with a copy to:

     Apollo Management, L.P.
     1301 Avenue of the Americas
     38th Floor
     New York, New York 10017

     Attention: Josh Harris
     Telecopier: (212) 261-4102

     with a copy to:

     O'Sullivan Graev & Karabell, LLP
     30 Rockefeller Plaza
     New York, New York  10112
     Attention:  John J. Suydam, Esq.
     Telecopier:  (212) 408-2420; and

     if to Target, to:

     Three Rivers Holding Corp.
     c/o SMT Health Services Inc.
     10521 Perry Highway - Suite 200
     Wexford, Pennsylvania  15090-9530
     Attention:  Chief Financial Officer
     Telecopier:  (724) 933-3311

     with a copy to:

     Winthrop, Stimson, Putnam & Roberts
     One Battery Park Plaza
     New York, NY 10004-1490
     Attention: Leo T. Crowley, Esq.
     Telecopier:  (212) 858-1500

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be received (a) in the case of personal delivery or telecopy, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next Business Day after the date when sent and (c) in the case of mailing, on the third Business Day following the date on which the piece of mail containing such communication was posted.

7.6  Counterparts.
     ------------

     This Agreement may be executed in any number of counterparts by original or facsimile signature, each such counterpart shall be an original instrument and all such counterparts together shall constitute one and the same agreement.

7.7  Governing Law.
     -------------

     This Agreement shall be governed by and construed in accordance with the Delaware Statute and with the laws of the State of Delaware applicable to contracts made and to be performed wholly therein.

7.8  Benefits of Agreement.
     ---------------------

     All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assignable by any party hereto without the consent of the other parties hereto; provided, however, that
                                                 --------  -------
anything contained herein to the contrary notwithstanding , Acquisition Sub may assign and delegate any or all of its rights and obligations hereunder to any other direct or indirect wholly-owned Parent Subsidiary.

7.9  Pronouns.
     --------

     As used herein, all pronouns shall include the masculine, feminine, neuter, singular and plural thereof whenever the context and facts require such construction.

7.10 Amendment, Modification and Waiver.
     ----------------------------------

     This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing signed by Parent and, after its formation, Acquisition Sub, and Target; provided, however, that this Agreement shall not be altered or
                 --------  -------
otherwise amended without the approval of the stockholders of Acquisition Sub (after its formation) and Target if under applicable law such alteration or amendment may not be made without such approval. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

7.11 Covenants and Representations and Warranties.
     --------------------------------------------

     All covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain covenant, the fact that such action or condition is permitted by another covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such initial covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached shall not affect the incorrectness of or a breach of a representation and warranty hereunder. The representations and warranties contained in this Agreement or in any certificate or other writing delivered in connection with this Agreement shall not survive the Closing.


                                   * * * * *

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement and Plan of Merger to be executed on its behalf as of the day and year first above written.


                                      ALLIANCE IMAGING, INC.

                                      By: /s/ Richard N. Zehner
                                         ---------------------------------
                                         Name: Richard N. Zehner
                                         Title: Chairman and Chief
                                                Executive Officer


                                      THREE RIVERS HOLDING CORP.


                                      By: /s/ Jeff D. Bergman
                                         ---------------------------------
                                         Name: Jeff D. Bergman
                                         Title: Assistant Secretary and
                                                Assistant Treasurer